Exhibit 5.10
[MARSTON & MARSTON, INC. LETTERHEAD]

TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and Labrador

AND TO:	U.S. Securities and Exchange Commission

AND TO:	Gold Reserve Inc. (the “Company”)
AND TO:	Fasken Martineau DuMoulin LLP

RE:	Short Form Prospectus of the Company, dated May 14, 2007 (the “Prospectus”)

Marston & Marston, Inc. hereby consents to the use of its name and references to the October 2006 Brisas Resource and Reserve Update (the “Report”), or portions thereof, in the Prospectus and in the Registration Statement on Form F-10 filed by the Company, as such may thereafter be amended or supplemented (the “Registration Statement”).
We further certify that we have read the disclosure derived from the Report in the Prospectus and the Registration Statement, together with the documents incorporated by reference therein (collectively, the “Documents”), and we do not have any reason to believe that there are any misrepresentations in the information derived from the Report that is contained in the Documents or that the disclosure in the Documents contains any misrepresentation of the information contained in the Report.
Dated this 14 day of May, 2007.

MARSTON & MARSTON, INC.
Per:	/s/ Susan Poos
Name:	Susan Poos
Title:	Vice President